CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A (“Registration Statement”) of our report dated June 7, 2016 relating to the financial statements and financial highlights of Putnam Capital Opportunities Fund, a series of Putnam Investment Funds, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial highlights” and “Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.

Boston, Massachusetts
February 22, 2017